Exhibit 10.14

CONFIDENTIAL TREATMENT REQUESTED

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and Rule 406 of the Securities Act of 1933, as amended.

MASTER LICENSE AGREEMENT

Between

PURDUE RESEARCH FOUNDATION

and

ENDOCYTE, INC.

Confidential

 [*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and Rule 406 of the Securities Act of 1933, as amended.

MASTER LICENSE AGREEMENT

THIS MASTER LICENSE AGREEMENT is made and entered into and effective as of July 1, 2013 (“Effective Date”), by and between PURDUE RESEARCH FOUNDATION, a statutory body corporate formed and existing under the Indiana Foundation or Holding Companies Act of 1921 (hereinafter referred to as “PRF”), and Endocyte, Inc. and its Affiliates, 3000 Kent Ave., Suite A1-100, West Lafayette, IN 47906, a Delaware corporation (collectively and hereinafter referred to as “Endocyte”) collectively referred to hereinafter as the “Parties.”

WITNESSETH

WHEREAS, Endocyte has sponsored and continues to sponsor research conducted at Purdue University pursuant to the terms of the Master Research Agreement Between Endocyte, Inc. and Purdue University, as restated March 1, 2006, amended on July 1, 2013, and further amended from time to time (hereafter, the “MRA”);

WHEREAS, the MRA designates PRF to administer all matters pertaining to protection, use and commercialization of the intellectual property developed thereunder;

WHEREAS, Endocyte desires to hereby enter into this Agreement whereby Endocyte obtains a license to commercialize each Eligible Disclosure that it elects to license; and

WHEREAS, PRF is willing to enter into this Agreement with Endocyte, under the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

SECTION 1. DEFINITIONS

The following terms as used herein shall have the following meaning:

1.1           “Affiliate” means any entity which controls, is controlled by, or is under common control with another [P]erson. For purposes of this definition only, “control” means (a) to possess, directly or indirectly (through one or more intermediaries), the power to direct the management or policies of an entity, whether through ownership of voting securities or by contract relating to voting rights or corporate governance, or (b) to own, directly or indirectly, more than fifty percent (50%) of the outstanding voting securities or other ownership interest of such entity.

1.2           “Agreement” or “License Agreement” or “Master License Agreement” means this Agreement, including all Schedules attached to this Agreement.

1.3           “Annual Period” means a calendar year during the Term of the Agreement.

1.4           “Commercially Reasonable Efforts” means with respect to the commercialization of a Licensed Technology, efforts that are consistent with those utilized by companies of size and type similar to Endocyte (or, if applicable, a Sublicensee), for products with similar commercial potential at a similar stage, taking into consideration their cost to develop, the competitiveness of alternative products, the nature and extent of their market exclusivity, the likelihood of regulatory approval, their profitability, and all other relevant factors

Confidential

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and Rule 406 of the Securities Act of 1933, as amended.

1

1.5           “Eligible Disclosure” means a technology disclosure as set forth inArticle 7.1(c) of the MRA that(a) is disclosed in writing to PRF by Prof. Philip S. Low (whether alone or in conjunction with Purdue Personnel, as defined herein) and (b) is derived from a Project, as that term is defined in the MRA, within the Endocyte Field, as defined in the MRA, funded solely by Endocyte or a combination of Endocyte funds and gift funds and/or internal Purdue funds and (c) is not rendered ineligible for election for license pursuant to the MRA by Section 145 of the Internal Revenue Code and the regulations promulgated thereunder. It is anticipated that the subject matter of Eligible Disclosures will include but not be limited to the subject matter set forth in Exhibit I, which Endocyte and PRF may amend from time to time.

1.6            “Elected Eligible Disclosure” means an Eligible Disclosure that Endocyte timely elects to license pursuant to the procedures and terms set forth in the MRA. The date upon which such timely election occurs is referred to as the “Election Date” and shall be the date upon which the Elected Eligible Disclosure is scheduled and licensed to Endocyte pursuant to this Master License Agreement.

1.7           “Endocyte Contribution” means, with respect to an Eligible Disclosure, use of materials by Purdue Personnel supplied by Endocyte to Purdue University pursuant to material transfer documentation between Endocyte and Purdue University.

1.8           “Federal IP Policy” means the U.S. law and regulations applicable to intellectual property funded in whole or in part by the U.S. Government, including without limitation 35 U.S.C. §200 et seq., 15 U.S.C. §3710a, and 37 C.F.R. Part 401.

1.8           “Field of Use” means all uses, including, but not limited to, commercialization directed to the Endocyte Field as defined in the MRA.

1.9           “Gross Receipts” means the amount received by Endocyte, its subsidiaries, distributors, and Sublicensee(s) in consideration in any part for sales of a Licensed Technology that is covered by a Valid Claim in the jurisdiction where the consideration is tendered, less the following, to the extent actually taken or occurring: (i) product returns; (ii) excise and sales taxes, VAT; (iii) tariffs specific to the Licensed Technology that is covered by a Valid Claim; and (iv) customer reimbursement of enumerated third-party delivery charges. No adjustment or deduction from Gross Receipts shall be made or permitted for sales commissions, internal sales to corporate affiliates or collection costs.

1.10 “Indemnitees” means PRF, Purdue University, and their respective officers, directors, employees, and legal representatives.

1.11 “Licensed Patent(s)” means, to the extent arising from an Elected Eligible Disclosure, (a) the patent applications and issued patents referenced in Schedule A and as amended from time to time by the Parties; (b) all patents and patent applications related to clause (a), filed in accordance with Section 7 (whether referenced in Schedule A or not), which claim priority (and excluding where such priority claim is denied or disallowed) under 35 U.S.C. §119 or the benefit of the filing date under 35 U.S.C. §120 or §371; (c) any divisionals, continuations, continuations-in-part, reissues, renewals, substitutions, registrations, re-examinations, revalidations, extensions, and supplementary protection certificates, provided that the foregoing are filed with PRF’s prior approval and with PRF as an assignee; (d) any patent issuing from any patent or patent application described in clause (a), (b), or (c); (e) any reissue, renewal, reexamination, or extension of any patent or patent application described in clause (a), (b), (c), or (d); and (f) any foreign counterpart or equivalent of any patent or patent application described in clause (a), (b), (c), (d), or (e).

Confidential

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and Rule 406 of the Securities Act of 1933, as amended.

2

1.12 “Licensed Technology” means any good or service, including any process, machine, manufacture, or composition of matter (a) that in any part employs, embodies, or is developed in reliance upon information from an Elected Eligible Disclosure or Licensed Patent or (b) whose development, manufacture, use, sale, offer for sale, importation, or exportation would, but for the license granted herein, infringe at least one Valid Claim.

1.13 “Licensed Territory” means worldwide.

1.14         “Other Receipts” means the amount received by Endocyte, its subsidiaries, distributors, and Sublicensee(s) in consideration in any part for provision of a technology that is a Licensed Technology, but is not covered by a Valid Claim where the consideration is tendered but where a Valid Claim covering the Licensed Technology does exist in the United States, Canada, Japan, China, Germany, France, the United Kingdom, Italy, or Spain, less the following, to the extent actually taken or occurring: (i) product returns; (ii) excise and sales taxes, VAT; (iii) tariffs specific to the Licensed Technology not covered by a Valid Claim; and (iv) customer reimbursement of enumerated third-party delivery charges. No adjustment or deduction from Other Receipts shall be made or permitted for sales commissions, internal sales to corporate affiliates or collection costs.

1.15         “Payment Due Date” means the dates on which royalties and payments shall be due and payable, within thirty (30) days of the end of each Reporting Period, on April 30, July 30, October 30, and January 30.

1.16         “Purdue Personnel” means the following individuals if they use Purdue resources and are subject to Purdue intellectual property policies (including any prior or future iteration of such policies): Prof. Philip S. Low; Purdue fellows, students, technicians, scientists or other personnel employed by or otherwise affiliated with Purdue and working under the supervision or direction of Prof. Philip S. Low.

1.17         “Registration Trial” means the pivotal safety and efficacy studies used by the appropriate governmental entity to determine whether or not to approve an investigational drug, for example by the Food and Drug Administration as set forth in 21 C.F.R §314

1.18 “Reporting Period” means quarterly periods ending on April 30, July 30, October 30, and January 30 of an Annual Period.

1.19          “Sublicense” means a sublicensing agreement or arrangement between Endocyte and a third-party by which the third-party is granted a license or other permission to use all or any part of Licensed Patent(s). The holder of a Sublicense is a “Sublicensee”.

1.20         “Target” means a cell surface receptor including, but not limited to, the cell surface receptors set forth in Exhibit I.

1.21         “Third-Party Clearance License ” means, with respect to a particular Licensed Technology, a license purchased by Endocyte from a non-affiliated third-party in order to mitigate a demonstrable risk that the third-party may otherwise exclude Endocyte from practicing under a Valid Claim that covers such Licensed Technology.

1.22         “Valid Claim” means a pending or issued claim that is contained in any patent application filed in accordance with Section 7 of this Agreement and naming PRF as an assignee, or any issued and unexpired patent based on a patent application filed in accordance with Section 7 of this Agreement, and; has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction (which decision is not appealable or has not been appealed within the time allowed for appeal), has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination, or disclaimer, or otherwise.

Confidential

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and Rule 406 of the Securities Act of 1933, as amended.

3

SECTION 2. GRANT OF LICENSE

2.1           License. Subject to compliance with this Agreement, and subject to the reservation of rights stated below, PRF grants to Endocyte in the Field of Use and the Licensed Territory:

2.1.1            An exclusive license under the Licensed Patent(s) to develop, commercialize, make, have made, use, sell, offer for sale, import and export Licensed Technology on a royalty-bearing basis.

2.1.2           A non-exclusive license under data corresponding to Licensed Patent(s) but only to the extent such is assigned to PRF and arose directly out of performance of work by Professor Philip S. Low and Purdue Personnel under the MRA.

2.1.3 The right to issue Sublicenses on terms and conditions consistent with this Agreement. Endocyte shall remain fully liable under this Agreement for the acts or omissions of its respective Sublicensees.

2.2           No Implied License. The license and right granted in this Agreement shall not be construed to confer any license or rights upon Endocyte by implication, estoppel, or otherwise to any technology, including any data, patent, patent application, trademark, trademark application, copyright, trade secret, or other proprietary right not specifically and expressly encompassed by the terms of this Agreement. Any right not expressly granted to Endocyte under this Agreement is expressly reserved by PRF.

2.3           Reservation of Rights. PRF retains on behalf of itself, Purdue University and any research collaborators the following rights:

2.3.1           To practice under the Licensed Patent(s), and to make and use Licensed Technologies on a royalty-free basis solely for non-commercial research, scholarly use, teaching, education, patient care incidental to the foregoing, and other similar non-commercial uses, including without limitation sponsored research and/or collaborations (“Non-Commercial Uses”);

2.3.2           To license any government agency; university or other educational institution; organization of the type described in §501(c)(3) of the Internal Revenue Code; scientific or educational organization qualified under a state nonprofit organization statute; or a foreign equivalent of the foregoing (“Non-Commercial Organizations”) to practice under the Licensed Patent(s), to make and use Licensed Technologies on a royalty-free basis for Non-Commercial Uses;

2.3.3           To disseminate and publish scientific findings from its research related to the Licensed Patent(s) and/or Licensed Technologies, and to permit its respective personnel, including Purdue University personnel, to do the same.

2.4           Government Rights. The Licensed Patent(s), or portions thereof, may have been developed with financial or other assistance provided by the United States government. As applicable, Endocyte acknowledges and agrees that in accordance with Public Law 96-517 and other statutes, regulations, and Executive Orders as now exist or may be amended or enacted including without limitation the Federal IP Policy, the United States Government has certain rights in the Inventions and Licensed Patent(s). Endocyte shall take all action necessary to enable PRF, on behalf of Purdue University, to satisfy its obligations under any federal law and shall not take any action or cause the taking of such action contrary to fulfillment of these obligations. PRF shall cooperate with Endocyte in such actions. If either Party is aware of financial or other assistance provided by the United States Government related to any of the Licensed Patent(s), they shall promptly notify the other Party.

Confidential

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and Rule 406 of the Securities Act of 1933, as amended.

4

SECTION 3. DILIGENCE AND COMMERCIALIZATION

3.1           Validation of Eligible Disclosures. Evaluation of each Elected Eligible Disclosure by Endocyte will commence on the Election Date and end on the earlier of (i) Endocyte providing written notice to PRF of its favorable review; or (ii) 6-months from the date of receipt (or such longer period as the Parties may mutually agree) (“Validation Date”), but PRF shall be under no obligation to agree to a date that is greater than 12 months from the Election Date. At the Validation Date, the Elected Eligible Disclosure shall become a “Validated Disclosure”.

3.2           Commercialization Plans. Endocyte shall submit to PRF a commercialization plan for each Validated Disclosure within thirty (30) days of the Validation Date, which commercialization plan shall be appended to Schedule B along with the corresponding Diligence Milestones and Diligence Milestone Dates. The commercialization plan must be developed using Commercially Reasonable Efforts by Endocyte, or Endocyte shall cause any Sublicensee to do so, as the case may be. As frequently as the parties deem appropriate but no less than annually, Endocyte shall provide PRF with updates to its progress against the commercialization plan for each Validated Disclosure. Endocyte must promptly notify PRF of any substantial change in the commercialization plan which would materially adversely affect the deadline for achieving a milestone. Any such change of the commercialization plan will require the consent of PRF, which shall not be unreasonably withheld.

3.3           Licensed Technologies to Market. Endocyte shall use Commercially Reasonable Efforts to bring Validated Disclosures to market within a reasonable time in accordance with the corresponding commercialization plan.

3.4           Diligence Milestones. For each Validated Disclosure, Endocyte will use Commercially Reasonable Efforts to achieve the following Diligence Milestones by the corresponding date shown (“Diligence Milestone Date”).

Diligence Milestone		Diligence Milestone Date
1.	Begin GLP toxicology studies on a compound developed based on a Validated Disclosure.	2nd anniversary of relevant Validation Date
2.	Initiation of a Registration Trial in any territory on a compound developed based on aValidated Disclosure.	8th anniversary of relevant Validation Date.
3.	First Commercial Sale in any territory for a compound developed based on a Validated Disclosure.	2nd anniversary of completion of the Registration Trial

Additionally, for development of technology in a Validated Disclosure, Endocyte will per year assign a minimum level of staffing and expenditure on direct research and product development costs in accordance with the schedule below:

Confidential

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and Rule 406 of the Securities Act of 1933, as amended.

5

-	Prior to achievement of Diligence Milestone 1:
o	One (1) full-time employee

-	Following achievement of Diligence Milestone 1, but prior to the commencement of Phase 1 clinical study(s) in any territory:
o	One (1) full-time employee
o	[*]

-	Following the commencement of Phase 2 clinical study(s) in any territory:
o	Two (2) full-time employees
o	[*]

- Following achievement of Diligence Milestone 2, but prior to achievement of Diligence Milestone 3:

o	Three (3) full-time employees
o	[*]

For the avoidance of doubt, any expenditures directed toward sponsored research in the laboratory of Professor Philip S. Low at Purdue University shall not be considered as an expenditure on direct research and product development for the purposes of these Diligence Milestones, nor shall such expenditures directed towards direct research and product development towards sponsored research in the laboratory of Professor Philip S. Low at Purdue University be creditable against these Diligence Milestones or any other payments due under this agreement.

SECTION 4. CONSIDERATION FOR LICENSE

4.1           Validation; Inclusion in Schedule A. Each Elected Eligible Disclosure shall be amended to Schedule A of this Agreement. For each Elected Eligible Disclosure which is the first Elected Eligible Disclosure directed to a particular Target, sections 4.1.1 and 4.1.2 shall apply. Sections 4.1.1 and 4.1.2 shall not apply to any subsequent Validated Disclosures for a particular Target.

4.1.1           Within 30 days of the Validation Date, Endocyte will pay PRF one of the following amounts:

(a) [*] for a Validated Disclosure that has no Endocyte Contribution.

(b) [*] for a Validated Disclosure that has Endocyte Contribution.

4.1.2           An Elected Eligible Disclosure for which Endocyte does not pay a fee under Section 4.1.1 by the first anniversary of the Election Date, unless an extension to declare a Validation Date is granted by PRF under Section 3.1, shall be excluded from Schedule A of this Agreement, shall cease to be an Elected Eligible Disclosure, and shall cease to be licensed to Endocyte.

4.1.3           For each such subsequent Validated Disclosure in Section 4.1 directed to a particular Target, Endocyte agrees to pay to PRF a one-time, non-refundable, non-creditable fee, for each contributor of such Validated Disclosure who was not a contributor for any previously licensed Validated Disclosure directed to the particular Target, as follows:

(a) [*] per additional contributor for a Validated Disclosure that has no Endocyte Contribution; and

Confidential

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and Rule 406 of the Securities Act of 1933, as amended.

6

(b)[*] per additional contributor for a Validated Disclosure that has Endocyte Contribution,

Said fee shall be due within thirty (30) days of scheduling the Validated Disclosure onto Schedule A.

4.1.4           For each Milestone applicable to a Validated Disclosure as set forth in Section 3.4, Endocyte shall achieve the Milestone required by the corresponding Milestone Date shown. If Endocyte fails to achieve a Milestone and it is determined by PRF in its discretion that Endocyte has not exercised Commercially Reasonable Efforts in its pursuit of said Milestone, PRF shall be entitled in its discretion to either: (a) terminate Endocyte’s license to the Validated Disclosure and remove the Validated Disclosure from Schedule A of this Agreement, or (b) require Endocyte to pay to PRF a [*] fee as consideration for waiver of the deadline Date for the Milestone at issue.

4.2           Unit Royalties. For each Licensed Technology covered by a Valid Claim, Endocyte shall pay PRF an earned royalty as a percentage of Gross Receipts (“Unit Royalties”) of Endocyte and/or its Sublicensees, calculated per Licensed Technology on a country by-country basis, the expiration of the latter of: (a) the last-to-expire Valid Claim covering a Licensed Technology in that country, or (b) ten (10) years from the first commercial sale of a Licensed Technology covered by a Valid Claim in that country according to the following schedule.

Gross Receipts	Licensed Technology covered by a Valid Claim with no Endocyte Contribution to underlying Eligible Disclosure and no Endocyte employee shown as inventor on corresponding Licensed Patent	Licensed Technology covered by a Valid Claim with Endocyte Contribution to underlying Eligible Disclosure or Endocyte employee shown as inventor on corresponding Licensed Patent
[*]	[*]	[*]
[*]	[*]	[*]

The Unit Royalty schedule for Other Receipts shall be calculated at a [*]% discount from the schedule for Gross Receipts (“Discounted Unit Royalties”) per Licensed Technology. By way of illustration, a [*] royalty on a transaction that results in Gross Receipts shall be reduced to a [*] royalty on a comparable transaction that results in Other Receipts. Discounted Unit Royalties shall only be due for a Licensed Technology Compound where a Valid Claim covers that Licensed Technology Compound in at least one of the United States, Canada, Japan, China, Germany, France, the United Kingdom, Italy, or Spain ("Other Receipt Jurisdictions"). Absent a Valid Claim covering a Licensed Technology Compound in any Other Receipt Jurisdiction, Endocyte shall owe no Discounted Unit Royalties under this Agreement.

Confidential

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and Rule 406 of the Securities Act of 1933, as amended.

7

Unit Royalties and Discounted Unit Royalties shall be due and payable on or before the Payment Due Date for each preceding Reporting Period.

4.2.1           Endocyte shall be responsible for the compliance of each Sublicensee with the terms and conditions of this Agreement, in the same manner to the same extent as if the Sublicensee were a master licensee, including without limitation the payment of Unit Royalties and Discounted Unit Royalties on Gross Receipts.

4.2.2           [*] of amounts paid by Endocyte for a Third-Party Clearance License shall be creditable to Unit Royalties and Discounted Unit Royalties otherwise owed for the Licensed Technology that is facilitated by the Third-Party Clearance License; provided, however, that the foregoing credit: (a) shall not apply against minimum annual royalty payments under Section 4.4, and (b) shall not apply to offset more than [*] of the Unit Royalties and Discounted Unit Royalties otherwise payable to PRF under Section 4.2.

4.3           Maintenance Fees. Endocyte shall pay PRF a non-refundable maintenance fee of [*] per annum due and payable in the final Reporting Period of the first full Annual Period and recurring annually through and including the final Reporting Period of the Annual Period in which Endocyte first pays Unit Royalties to PRF.

4.4           Minimum Annual Royalty. For each Licensed Technology, which results in Gross Receipts or Other Receipts (collectively “Total Receipts”), Endocyte shall pay PRF a guaranteed minimum annual royalty, beginning with the Annual Period (“Year 2”) that follows the first Annual Period (“Year 1”) in which any of Total Receipts occur. The minimum annual royalty owed for Year 2 for a given Licensed Technology shall be [*] per Licensed Technology. For each of Year 3 and Year 4 for a given Licensed Technology, the minimum annual royalty owed shall be [*] per annum. For Year 5 and each subsequent year for a given Licensed Technology, the minimum annual royalty shall be [*] per annum. The amounts due from Endocyte to PRF as Unit Royalties and Discounted Unit Royalties in each Annual Period shall be creditable against the minimum annual royalty for that Annual Period. In the event that the Unit Royalties and Discounted Unit Royalties for an Annual Period do not exceed the minimum annual royalty for that Annual Period, Endocyte’s payment for the last Reporting Period of each Annual Period shall include the balance needed to achieve the minimum annual royalties for that Annual Period. Minimum annual royalties paid are creditable against Unit Royalties and Discounted Unit Royalties as set forth in Section 4.6.

4.5           Milestone Payments. For each Licensed Technology which is a composition of matter or formulation thereof, when Endocyte or its Sublicensee achieves the milestone below, Endocyte will pay to PRF the corresponding payment below, which payments are non-refundable and non-creditable against royalties and other payment(s) due to PRF:

Milestone	Payment
Begin GLP toxicology studies of the composition of matter or formulation thereof	[*]
Commence Registration Trial in any territory of the composition of matter or formulation thereof	[*]
First Commercial Sale in any territory of the composition of matter or formulation thereof	[*]
TOTAL	[*]

Confidential

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and Rule 406 of the Securities Act of 1933, as amended.

8

4.6           Credits Against Unit Royalties and Discounted Unit Royalties. All amounts actually paid by Endocyte as minimum annual royalties under Section 4.4 shall be credited against Unit Royalties and Discounted Unit Royalties payable under section 4.2 until the aggregate of all such credits has been exhausted, provided that any such amounts may only be credited against Unit Royalties and Discounted Unit Royalties to reduce the amount paid for any Reporting Period by a maximum of [*] from the amount otherwise due as Unit Royalties and Discounted Unit Royalties, such that Unit Royalties and Discounted Unit Royalties actually paid for any Reporting Period shall be no less than [*] of the Unit Royalties and Discounted Unit Royalties due for the Reporting Period.

SECTION 5. PAYMENTS AND REPORTS

5.1           Payments. As specified in Section 4, Endocyte shall make royalty payments to PRF on or before the Payment Due Date at the address set forth in Section 14. If originating outside of the United States, payments shall be made by electronic funds transfer to an account identified by PRF and Endocyte shall absorb all fees or payments associated with such electronic funds transfer.

5.2           Currency Conversion. All royalties to be paid by Endocyte hereunder shall be paid in U.S. Dollars. Gross Receipts shall be converted to U.S. Dollars at the exchange rate existing between the U.S. Dollar and the relevant currency on the last day of applicable Reporting Period, in compliance with United States Generally Accepted Accounting Principles, as such rate is reported by the Wall Street Journal. Any loss of exchange, value, taxes, or other expenses incurred in the transfer or conversion to U.S. dollars shall be paid entirely by Endocyte.

5.3           Interest. Interest shall accrue on overdue payments required under this Agreement at the rate of [*] per month, commencing on the thirtieth day after the Payment Due Date.

5.4           Royalty Reports. For each Reporting Period, Endocyte shall report to PRF the information specified in Schedule C, Royalty Report Requirements. Reports are required even if no earned royalties are due. Incomplete reports may be deemed, in PRF’s sole discretion a material breach of this Agreement.

SECTION 6. RECORDS

6.1           Records of Sales. During the Term of this Agreement and for a period of five (5) years thereafter, Endocyte shall keep true and accurate records of all information relating to Gross Receipts, Other Receipts, Unit Royalties, Discounted Unit Royalties, Sublicense Income, and verification of Endocyte’s calculation of amounts payable to PRF under this Agreement. Endocyte shall furnish that information to PRF upon PRF’s request, which shall not be made more often than once per Annual Period.

Confidential

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and Rule 406 of the Securities Act of 1933, as amended.

9

6.2           Audit of Records. PRF shall have the right, from time to time at reasonable times during normal business hours through an independent certified public accountant, to examine the records of Endocyte to verify compliance with this Agreement. The scope of examination includes, but is not limited to, information necessary to verify compliance with the permitted scope of practice under Section 2.1, sales invoice registers, sales analysis reports, original invoices, inventory records, price lists, Sublicense and distributor agreements, accounting general ledgers, and sales tax returns. Such examination and verification shall not occur more than once each calendar year. Unless otherwise agreed in writing by Endocyte, the fees and expenses of performing such examination and verification shall be borne by PRF. If such examination reveals an underpayment by Endocyte of more than five percent (5%) for any quarter examined, Endocyte shall pay PRF the amount of such underpayment plus interest in accordance with Section 5 and shall reimburse PRF for all expenses of the accountant performing the examination.

SECTION 7. PATENT PROSECUTION

7.1           Prosecution counsel for the Licensed Patents (“Prosecution Counsel”) shall be nominated by Endocyte and approved by PRF and shall jointly represent PRF as owner of the Licensed Patents and Endocyte as the exclusive licensee of the Licensed Patents. PRF and Endocyte shall each have the right to terminate Prosecution Counsel’s authority as agent of record for any Licensed Patent at any time.

7.2           Endocyte, in consultation with Prosecution Counsel, shall have lead responsibility for formulation and implementation of prosecution strategies, subject to Prosecution Counsel’s continuing obligation of consultation with and disclosure to PRF. Representation by Prosecution Counsel shall extend to any proceeding in a patent office challenging the validity of any Licensed Patent. Endocyte shall formulate and implement patent coverage strategies commensurate in scope with each Elected Eligible Disclosure. Endocyte shall use reasonable efforts to obtain patent coverage commensurate in scope with the disclosure of each filed patent application based on each Elected Eligible Disclosure in accordance with applicable patent law.

7.3           The letter of retention for Prosecution Counsel shall address Prosecution Counsel’s responsibilities in the following aspects:

7.3.1           Prosecution Counsel shall make filings solely according to joint instructions of PRF and Endocyte.

7.3.2           Prosecution Counsel shall keep PRF informed as to all material developments with respect to filing, prosecution and maintenance of patent applications, including by advance notification to PRF of prosecution proceedings and strategies and advance transmittal to PRF of draft responses to patent office proceedings, and obtaining PRF’s input prior to filing same.

7.3.3           Except upon joint instructions of PRF and Endocyte, Prosecution Counsel shall not (a) expressly and irrevocably abandon either a pending application within the Licensed Patents (except for filing of a PRF-authorized continuing patent application) or (b) fail to make any national filing.

7.3.4           Prosecution Counsel shall advise on inventorship, in consultation with PRF and Endocyte. Prosecution Counsel shall supply inventor assignment instruments to PRF and Endocyte, who shall each be responsible for obtaining executed assignments from their respective personnel.

7.3.5           The letter shall allocate responsibilities for maintenance fees.

Confidential

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and Rule 406 of the Securities Act of 1933, as amended.

10

7.4           Endocyte shall be solely responsible for paying Prosecution Counsel’s billings for prosecution of each Elected Eligible Disclosure and Licensed Patent assigned to Prosecution Counsel, including but not limited to maintenance fees (if applicable), attorney’s fees, expenses, official fees and other charges incident to preparation, prosecution, and maintenance of U.S. and foreign patent applications and patents.

7.5           The Parties agree to fully cooperate in good-faith with respect to prosecution of the Licensed Patent(s).

7.6           Endocyte shall, not less than ninety (90) days in advance, advise PRF of any decision by Endocyte to cease funding any prosecution or maintenance of a pending application (except where there is a PRF-authorized continuing patent application) or patent which is a Licensed Patent. In that event, upon payment by PRF of said prosecution or maintenance expense, the prosecution of the Licensed Patent shall be thenceforth under sole control of PRF at PRF’s sole expense, shall cease to be subject to the terms and conditions of this Agreement, and shall be subject to abandonment or lapse in PRF’s sole discretion. This Section 7.6 shall not apply if Endocyte and PRF mutually agree that for commercial or other reasons a Licensed Patent should no longer be prosecuted or maintained.

7.7           Orange Book Listing and Patent Term Restoration. Endocyte and Sublicensees shall each have the authority to seek approval to list eligible Licensed Patents in the Orange Book maintained by the FDA and shall provide opportunity for PRF to comment and will reasonably consider PRF’s comments.

7.8           Other Action. To the extent the Licensed Patents are the subject of an action not specifically set forth in this Section 7 or in Section 8, the Parties shall cooperate in good faith to determine an appropriate course of action in accordance with this Agreement.

SECTION 8. ABATEMENT OF INFRINGEMENT

8.1           Notice of Infringement. Each Party shall promptly inform the other Party of any suspected material infringement of any Licensed Patent.

8.2           Infringement Action. Endocyte or any Sublicensee shall have the right, but not obligation, to initiate suit or take other appropriate action (“Suit”) that Endocyte or its Sublicensee believes is reasonably required to protect the Licensed Technology. In the event that there is no pre-Suit agreement by PRF to participate voluntarily as a co-plaintiff in the Suit, then to the extent necessary to confer standing on  Endocyte or its Sublicensee, PRF hereby agrees not to object to Endocyte  requesting a court of competent jurisdiction to involuntarily join PRF pursuant to Federal Rule of Civil Procedure 19 as a co-plaintiff in such Suit.  In connection with any Suit, Endocyte shall fully and completely defend and indemnify PRF from and against all costs (including attorney fees) and liabilities (whether under a counterclaim or otherwise) of every kind incurred by PRF in connection with any Suit.  To the extent that any Suit seeks a recovery of damages for infringement of a Licensed Patent, the Parties and any Sublicensee who participates in the Suit shall agree to negotiate in good faith to establish an equitable formula for sharing of the net recovery in the Suit.  In the event that said negotiation is unsuccessful, apportionment of damages among the plaintiffs in the Suit shall be a task for the finder of fact in the Suit.

Confidential

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and Rule 406 of the Securities Act of 1933, as amended.

11

SECTION 9. CONFIDENTIALITY

Endocyte shall not, without the express prior written consent of PRF, for any reason or at any time either during or subsequent to the Term of this Agreement disclose to third parties, other than counsel to Endocyte, the financial terms set forth in this Agreement, except upon a subpoena or other court order, as required by government securities laws, or at the request of tax consultants made with appropriate provision for protection of confidential information. Endocyte, may however, show to any third-party with reason to know all other terms of this Agreement without notice to PRF.

SECTION 10. DISPUTE RESOLUTION

10.1         Negotiation. If a dispute between the parties related to this Agreement arises, either party, by written notice to the other party detailing the points of dispute (“Dispute Notice”), may have the dispute referred to the parties’ respective officers designated below, or their successors, for attempted resolution by good faith negotiations within thirty (30) days from the date of the Dispute Notice. The designated officers are as follows:

For Endocyte:	CEO with copies to Vice President, Business Development and to Chief Intellectual Property Counsel

For PRF:	President & CEO, PRF

10.2         Mediation. If the designated officers are not able to resolve the dispute within this thirty (30) day period, or any agreed extension, they shall confer in good faith with respect to the possibility of resolving the matter through mandatory mediation with a certified mediator in Indianapolis, Indiana under the Indiana Rules of Alternative Dispute Resolution, said mediation to be completed within sixty (60) days of the date of the Dispute Notice. The parties shall participate in any mediation sessions in good faith in an effort to resolve the dispute in an informal and inexpensive manner. All expenses of the mediator shall be shared equally by the parties.

10.3         Statute of Limitations; Admissibility of Evidence. The applicable statute(s) of limitation for claims pending between the Parties shall be tolled during dispute resolution procedures under this Agreement. Federal Rule of Evidence 408, Indiana Rule of Evidence 408, and the Indiana Rules of Alternative Dispute Resolution shall apply by their terms to evidence generated in the course of the operation of this Section 10.

SECTION 11. WARRANTY, MERCHANTABILITY AND EXCLUSION OF WARRANTIES

11.1         Limited Warranty. Each Party warrants to the other that it is fully empowered to enter into this Agreement.

11.2 Warranty by Endocyte. Endocyte represents and warrants that:

(a)          Endocyte is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Endocyte has all requisite corporate power and authority to own, operate, and lease its properties, to carry on its business as now being conducted and as contemplated by this Agreement, to enter into this Agreement, and to carry out the transactions contemplated hereby. Specifically, Endocyte warrants that it possesses the necessary expertise and skill to make, and has made, its own evaluation of the capabilities, safety, utility, and commercial application of the intellectual property licensed under this Agreement.

Confidential

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and Rule 406 of the Securities Act of 1933, as amended.

12

(b)          No consent, approval, or authorization of or designation, declaration, or filing with any governmental authority or other person is required on the part of Endocyte in connection with the execution, delivery or performance of this Agreement.

(c)          Endocyte (and, to Endocyte’s knowledge, none of Endocyte’s personnel) is not a party to any agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, or, to Endocyte’s knowledge, any rule or regulation which materially and adversely affects the operations, prospects, properties, assets, or condition (financial or otherwise) of Endocyte.

11.3         Exclusion of Warranties. PRF does not warrant the validity of the Licensed Patent(s), Licensed Technology or information provided by PRF in support thereof, nor does PRF warrant that the foregoing are free of error or defect. PRF makes no representation whatsoever with regard to the scope or commercial potential or profitability or income of or from the Inventions, Licensed Patent(s) or Licensed Technology or that the Inventions, Licensed Patent(s) or Licensed Technology may be exploited by Endocyte without infringing any rights of any other party. PRF makes no covenant either to defend any infringement charge by a third party or to institute action against infringers of Licensed Patent(s). PRF does not warrant that any product or service within the scope of the Inventions, Licensed Patent(s) or Licensed Technology will meet Endocyte’s or any of Endocyte’s customer’s specific requirements. ACCORDINGLY, THE INTELLECTUAL PROPERTY LICENSED HEREUNDER IS PROVIDED “AS IS.” PRF MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND WITH RESPECT TO THE INTELLECTUAL PROPERTY LICENSED HEREUNDER AND EXPRESSLY DISCLAIMS ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND ANY OTHER IMPLIED WARRANTIES WITH RESPECT TO THE CAPABILITIES, SAFETY, UTILITY, TRADE, USEAGE, OR COMMERCIAL APPLICATION OF THE INTELLECTUAL PROPERTY LICENSED HEREUNDER.

SECTION 12. DAMAGES, INDEMNIFICATION, AND INSURANCE

12.1         Limitation of Liability. A Party in breach of this Agreement shall not be liable to the other Party for incidental, indirect, exemplary or consequential damages for breach of this Agreement, including without limitation lost profits, business revenues or goodwill, regardless of whether the Party was aware of the possibility of such damages. Further, PRF shall not be liable to Endocyte or any Sublicensee for any special, incidental, indirect, or consequential damages resulting from defects in the design, testing, labeling, manufacture, distribution, sale, use or other application of any Licensed Technology.

12.2         Indemnification. Except for the gross negligence or willful misconduct of Indemnitees Endocyte shall defend, indemnify, and hold Indemnitees harmless from any and all third-party claims, demands, actions and causes of action, arising in connection with any and all injuries, losses, damages or liabilities of any kind whatsoever arising, directly or indirectly, out of the practice under the Licensed Patent(s) pursuant to this Agreement, or the use, exploitation, distribution, or sale of any Licensed Technology. This indemnification obligation shall include, without limiting the generality of the foregoing, reasonable attorney fees and other costs or expenses incurred by Indemnitees in connection with the defense of any and all such claims, demands, actions, or causes of action.

Confidential

 [*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and Rule 406 of the Securities Act of 1933, as amended.

13

12.3         Insurance. If requested by PRF, in conjunction with each royalty report made under Section 5 at the end of an Annual Period, Endocyte shall supply PRF with a certificate of insurance confirming coverage as follows: [*]comprehensive general liability, including an endorsement for product liability claims arising from Licensed Technologies. Endocyte shall also maintain clinical trial insurance, or self-insure, in an amount considered reasonable in the industry.

12.4         Notice of Claims. PRF shall promptly notify Endocyte of all claims involving the Indemnitees and will provide information requested by Endocyte for evaluation of each such claim.

SECTION 13. TERM AND TERMINATION

13.1         Term. Unless terminated earlier in accordance with this Agreement, this Agreement expires on the expiration date of the last to expire Valid Claim (“Term”).

13.2         Termination by PRF.

(a) Failure to Pay. Any dispute regarding payment demanded by PRF from Endocyte under this Agreement shall be administered under the provisions set forth in Section 10.  In the event of a failure by Endocyte to pay PRF any sum due and payable under this Agreement, and failure of Endocyte to cure the nonpayment default as of the sixtieth day after Endocyte’s receipt of a Dispute Notice from PRF under Section 10.1, PRF may terminate this Agreement and the license granted hereunder, effective as of the date of PRF’s issuance of written notice confirming Endocyte’s failure to cure.

(b) Nonpayment Default or Material Breach. In the event of any material default or material breach of this Agreement by Endocyte other than nonpayment or loss of financial capability, PRF may terminate this Agreement and the license granted hereunder after serving Endocyte with written notice of the material default or material breach. If Endocyte fails to cure the material default or material breach within ninety (90) days of receipt of PRF’s written notice thereof, the termination becomes automatically effective at the conclusion of the ninety (90) day period; provided, however, if any material default or material breach cannot be cured by the exercise of due diligence within ninety (90) days, then the time for cure may be extended, in PRF’s sole discretion, for the time reasonably necessary to effect the cure, provided that Endocyte promptly commences to cure within said period and at all times thereafter proceeds diligently to cure the material default or material breach.

13.3         Termination by Endocyte. Endocyte may terminate its license under this Agreement without cause upon written notice delivered to PRF not less three (3) months prior to the date on which Endocyte intends for the termination to be effective. In the event of termination by Endocyte under this Section 13. 3. Endocyte agrees, upon the request of and at the expense of PRF, to provide PRF with all relevant existing data belonging solely to PRF in the custody, possession or control of Endocyte which Endocyte has used in registering a compound or formulation comprising the compound covered by a Valid Claim for approval at the United States Food and Drug Administration, or foreign counterpart, in such jurisdiction where the registration has occurred. PRF shall have the unrestricted right to provide such data to third parties.

13.4         Failure to Enforce. The failure of either Party at any time, or for any period of time, to enforce any provision of this Agreement shall not be construed as a waiver of such provision or as a waiver of the right of such Party thereafter to enforce each and every provision of this Agreement.

Confidential

 [*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and Rule 406 of the Securities Act of 1933, as amended.

14

13.5         Assignment of Sublicenses. Endocyte shall take all steps reasonably necessary to terminate each Sublicense, effective as of the date of termination of Endocyte’s license from PRF under this Agreement. Upon request of Endocyte and Sublicensee and verification by Sublicensee that Endocyte is not in default of any obligation to Sublicensee, and in PRF’s sole discretion, PRF may accept assignment of a Sublicense, including the right to all consideration promised to Endocyte thereunder. Notwithstanding anything contained in this Agreement to the contrary, PRF shall not be bound by any of the following with respect to a Sublicense: (1) duties or obligations of Endocyte to Sublicensee which cannot be assumed or performed by PRF because they are inconsistent with applicable laws or policies then in effect; (2) duties or obligations of Endocyte that exceed the obligations of PRF as licensor in this Agreement; and/or (3) duties or obligations of Endocyte contained in any Sublicense that are not contained in this Agreement, or which extend beyond the Term.

13.6         Survival. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination such as the obligation to pay Unit Royalties and Discounted Unit Royalties on Gross Receipts and Other Receipts obtained prior to expiration or termination, and provide the associated Royalty Reports, under Sections 4 and 5. The provisions of Sections 1, 6, 9, 10, 11, 12, 13.6, 14, 15.2, 15.4, 15.7, 15.8, 15.9, 15.12, and 15.13 of this Agreement shall survive termination of this Agreement.

Confidential

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and Rule 406 of the Securities Act of 1933, as amended.

15

SECTION 14. NOTICES

Except as otherwise provided herein, all notices and other communications shall be hand delivered, sent by private overnight mail service, or sent by registered or certified U.S. mail, postage prepaid, return receipt requested, and addressed to the party to receive such notice or other communication at the address given below, or such other address as may hereafter be designated by notice in writing:

If to PRF:	Purdue Research Foundation
Office of Technology Commercialization
1281 Win Hentschel Blvd
West Lafayette, IN 47906
Facsimile: (765) 463-3486
ATTN: Assistant VP and Director, OTC

If to Endocyte:	Endocyte, Inc.
Chief Executive Officer
3000 Kent Ave., Suite A1-100
West Lafayette, IN 47906

Such notices or other communications shall be effective upon receipt by an employee, agent or representative of the receiving party authorized to receive notices or other communications sent or delivered in the manner set forth above.

SECTION 15. MISCELLANEOUS

15.1         Export Controls. Endocyte acknowledges that PRF is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes, and other commodities and that PRF’s obligations under this Agreement are contingent upon compliance with applicable United States export laws and regulations. The transfer of technical data and commodities may require a license from the cognizant agency of the United States government or written assurances by Endocyte that Endocyte shall not export data or commodities to certain foreign countries without the prior approval of certain United States agencies. PRF neither represents that an export license shall not be required nor that, if required, such export license shall issue.

15.2         Jurisdiction, Venue, Choice of Law, and Attorney’s Fees. Any justiciable dispute between Endocyte and PRF shall be determined solely and exclusively under Indiana law by a court of competent jurisdiction in Tippecanoe County in Indiana or a competent federal court in Indiana if no state court is a court of competent jurisdiction. The prevailing party in any litigated dispute shall be entitled to reimbursement of its reasonable and necessary attorney’s fees and costs. Any proof of the necessity of those fees and costs shall include evidence that the prevailing party complied with the procedures of Section 10 of this Agreement.

15.3         Legal Compliance. Endocyte shall comply with all laws and regulations relating to its manufacture, processing, production, use, sale, or distribution of Licensed Technologies. Endocyte shall not knowingly take any action with respect to the Licensed Technologies which would expose PRF or Purdue University to violation of any law and regulation.

15.4         Independent Contractor. Endocyte’s relationship to PRF shall be that of a licensee only. Endocyte is not be an agent of PRF and shall have no authority to act for or on behalf of PRF in any matter. Persons retained by Endocyte as employees or agents shall not by reason thereof be deemed to be employees or agents of PRF.

Confidential

 [*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and Rule 406 of the Securities Act of 1933, as amended.

16

15.5         Patent Marking. To the extent required by applicable law in the relevant jurisdiction, Endocyte shall mark Licensed Technologies with applicable patent numbers, or otherwise give notice of applicable patent numbers.

15.6         Use of Names. Each party shall obtain the written approval of the other party prior to making use of their names for any commercial purpose, except as required by law. As an exception to the foregoing, Endocyte and PRF each may publicize the existence of this Agreement, but may not publicize its terms and conditions of this Agreement without the other party’s consent, except as required by law.

15.7         Place of Execution. This Agreement and any subsequent modifications or amendments hereto shall be deemed to have been executed in the State of Indiana, U.S.A.

15.8         Governing Law. This Agreement and all amendments, modifications, alterations, or supplements hereto, and the rights of the Parties hereunder, shall be construed under and governed by the laws of the State of Indiana (without regard to conflict of law rules) and the United States of America as applicable.

15.9         Severability. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary so that they will not render this Agreement illegal, invalid or unenforceable. If any provision or portion of any provision of this Agreement not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the Parties that the remaining provisions or portions thereof shall constitute their agreement with respect to the subject matter hereof, and all such remaining provisions or portions thereof shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision. In the event that any provision essential to the commercial purpose of this Agreement is held to be illegal, invalid or unenforceable and cannot be replaced by a valid provision which will implement the commercial purpose of this Agreement, this Agreement and the rights granted herein shall terminate.

15.10         Force Majeure. Any delays in, or failure of, performance of any party to this Agreement shall not constitute default hereunder, or give rise to any claim for damages, if and to the extent caused by occurrences beyond the control of the party affected, including, but not limited to, acts of God, strikes or other work stoppages; civil disturbances, fires, floods, explosions, riots, war, rebellion, or sabotage.

15.11         Assignment. This Agreement and the license granted hereunder may not be assigned by either party, except upon the prior written consent of the other party, such consent not to be unreasonable withheld. Provided, however, Endocyte need not obtain PRF’s consent for an assignment of this Agreement in conjunctions with a merger, acquisition, or sale of substantially all of the assets of Endocyte.

15.12         Previous Licenses. PRF and Endocyte are parties to two previously executed license agreements: (i) the License Agreement of December 2, 1996, effective December 21, 1995, superceded by the exclusive license entered on July 17, 1998 (also effective as of December 21, 1995) and restated on October 21, 1998, and as subsequently amended; and (ii) the Exclusive License Agreement of March 1, 2010 and as subsequently amended (collectively the "Preexisting License Agreements"). Nothing in this Agreement shall amend, alter, or otherwise affect any term or portion of the Preexisting License Agreements.

Confidential

 [*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and Rule 406 of the Securities Act of 1933, as amended.

17

15.13         Modification. This Agreement shall not be modified, amended or terminated except as herein provided or except by another agreement in writing executed by the Parties hereto.

Confidential

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and Rule 406 of the Securities Act of 1933, as amended.

18

IN WITNESS WHEREOF, PRF and Endocyte have caused this Agreement to be signed by their duly authorized representatives, under seal, as of the day and year indicated above.

PURDUE RESEARCH FOUNDATION	ENDOCYTE, INC. and Affiliates

/s/ Daniel J. Hasler	s/ P. Ron Ellis
Daniel J. Hasler	P. Ron Ellis
President and Chief Entrepreneurial Officer	President and CEO

Confidential

 [*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and Rule 406 of the Securities Act of 1933, as amended.

19

Exhibit I

[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*]

Confidential

 [*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and Rule 406 of the Securities Act of 1933, as amended.

Page A

Schedule A: Elected Eligible Disclosures and Licensed Patents

Title of Elected Eligible Disclosure:

PRF Reference Number for Elected Eligible Disclosure:

Contributors for the Elected Eligible Disclosure:

PRF Reference Number	Title of Application	Serial Number	Inventors	Filing Date	Jurisdiction	Status

Confidential

 [*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and Rule 406 of the Securities Act of 1933, as amended.

Page B

Schedule B: Commercialization Plan.

Diligence Milestone	Diligence Milestone Date
1. Begin GLP toxicology studies on a compound developed based on a Validated Disclosure.

2. Initiation of a Registration Trial in any territory on a compound developed based on a Validated Disclosure.

3. First Commercial Sale in any territory for a compound developed based on a Validated Disclosure.

Confidential

 [*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and Rule 406 of the Securities Act of 1933, as amended.

Schedule C: Royalty Report Requirements

(1)	Identify each Licensed Technology by name(s), number(s), and brand identifications sold by Endocyte during the Reporting Period.

(2)	For each identified Licensed Technology, the number of units sold by (a) Endocyte and (b) each Sublicensee during the Reporting Period .

(3)	For each identified Licensed Technology, the Gross Receipts during the Reporting Period. Include summary of netting calculations and break-out for Sublicensee(s) (Section 4.7).

(4)	For each identified Licensed Technology, the amount of Unit Royalties and Discounted Unit Royalties and, if applicable Minimum Annual Royalties (including credit of Minimum Annual Royalties against Unit Royalties and Discounted Unit Royalties) due for the Reporting Period in USD. Show monetary conversion rate (if applicable).

(5)	Current certificate of insurance (Section 12.3).

Confidential

 [*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and Rule 406 of the Securities Act of 1933, as amended.